EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the incorporation by reference in (i) Registration Statement No. 333-36856 of Enterprise Products Partners L.P. on Form S-8; (ii) Registration Statement No. 333-102778 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. on Form S-3; (iii) Registration Statement No. 333-82486 of Enterprise Products Partners L.P. on Form S-8; (iv) Registration Statement No. 333-107073 of Enterprise Products Partners L.P. on Form S-3; (v) Registration Statement No. 333-114758 of Enterprise Products Partners L.P. on Form S-3; (vi) Registration Statement No. 333-115633 of Enterprise Products Partners L.P. on Form S-8; and (vii) Registration Statement No. 333-115634 of Enterprise Products Partners L.P. on Form S-8; (viii) Registration Statement No. 333-121665 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. on Form S-4; (ix) Registration Statement No. 333-123150 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. on Form S-3; of our reports dated March 15, 2005, relating to the financial statements and financial statement schedule of Enterprise Products Partners L.P. and to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Enterprise Products Partners L.P. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 15, 2005